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                                                                EXHIBIT 8

                        SEVEN-UP/RC BOTTLING COMPANY OF
                           SOUTHERN CALIFORNIA, INC.
                             3220 East 26th Street
                           Los Angeles, CA 90023-4298



                               February 26, 1997



Dr Pepper Bottling Company of Texas
2304 Century Center Blvd.
Irving, Texas 75062
Attention: Jim L. Turner

Ladies and Gentlemen:

         You have requested financial and other information (the "Evaluation Material") concerning the business and affairs of Seven-Up/RC Bottling Company of Southern California, Inc. (the "Company") to evaluate a possible purchase of all the issued and outstanding shares of the common stock, par value $0.01 per share, of the Company (the "Transaction"). The term "Evaluation Material" includes any information furnished to you or your Representatives (as defined below) by the Company or its Representatives (whether prepared by the Company, its Representatives or otherwise), but does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, or (ii) was or becomes available to you on a nonconfidential basis from a source other than the Company or its Representatives, provided that, to your knowledge, such source is not bound by a confidentiality obligation to the Company. "Representatives" means, with respect to a party, such party's and its affiliates' directors, officers, affiliates, partners, stockholders, employees, agents or advisors. As a condition to you and your Representatives being furnished with any Evaluation Material, you agree as follows:

(1) You recognize and acknowledge the competitive value and confidential nature of the Evaluation Material and the damage that could result to the Company if information contained therein is disclosed to any third party. The Evaluation Material will not be used by you or your Representatives in any way detrimental to the Company, including, without limitation, in competition with the Company.

(2) You agree that the Evaluation Material will be used solely for the purpose of evaluating the possible Transaction. You also agree that you will keep the Evaluation Material confidential and will not disclose any of the Evaluation Material now or hereafter received or obtained from the Company or any of its Representatives to any third party, without the prior written consent of the Company. The Evaluation Material may be disclosed to your Representatives, but only to those who need to know or review such Evaluation Material for the purpose of evaluating the Transaction (and only then upon the condition that such Representatives shall be informed by you of the confidential nature of the Evaluation Material). You shall be
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     responsible for any breach of this Agreement or improper use of the
     Evaluation Material by your Representatives.

(3) In addition, without prior written consent of the Company, you and your Representatives will not disclose to any person (which shall include, without limitation, any corporation, company, group, partnership or individual) (a) that the Evaluation Material has been made available to you, (b) that you have inspected any portion thereof or (c) that discussions or negotiations are taking place concerning a possible Transaction with the Company or any of the terms, conditions or other facts with respect to any such possible Transaction, including the status thereof.

(4) In the event that none of the Transactions contemplated by this Agreement are consummated, or upon the Company's request, all Evaluation Material (and all copies, extracts or other reproductions in whole or in part thereof) shall be returned to the Company or destroyed and not retained by you or your Representatives in any form or for any reason. You, on behalf of you and your Representatives, agree to certify in writing to the Company that such Evaluation Material was either destroyed or returned to the Company.

(5) Neither you nor any or your Representatives will for a period of two years from the date of this Agreement, without the prior written consent of the Company's Board of Directors (a) submit any proposal, unsolicited or otherwise, to acquire the Company, or engage in any other extraordinary transaction involving the company, (b) other than the Transaction, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company, (c) other than in connection with the Transaction, make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote or consents (as such terms are used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of (or giving of consents with respect to) any voting securities of the Company or (d) other than in connection with the Transaction, otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company.

(6) The Company and its Representatives do not make any representations or warranties as to the accuracy or completeness of the Evaluation Material.

(7) Notwithstanding anything to the contrary set forth herein, in the event that you or any of your Representatives are requested or become legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Evaluation Material or take any other action prohibited hereby, you will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with provisions of this Agreement, you will furnish only that

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     portion of the Evaluation Material or take only such action as is legally required by binding order and will exercise your reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded any Evaluation Material so furnished.

(8) It is understood that the Company may institute appropriate proceedings against you to enforce its rights hereunder and that money damages may not be a sufficient remedy for any violation of the terms of this Agreement and, accordingly, the Company shall be entitled to specific performance and injunctive relief as remedies for any violation. These remedies shall not be deemed to be the exclusive remedies for a violation of the terms of this Agreement but shall be in addition to all other remedies available to the Company at law or equity. This Agreement shall be governed and construed in accordance with the laws of the State of California without giving effect to the conflicts of law provisions thereof. You hereby irrevocably submit to the jurisdiction of any State or Federal court located in Los Angeles, California over any action or proceeding to enforce or defend any right, under this Agreement.

(9) This Agreement may not be assigned without the prior written consent of the non-assigning party. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

(10) If any portion of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement shall be unaffected thereby and shall remain in full force and effect. This Agreement may be signed in one or more counterparts, each of which need not contain the signature of all parties hereto, and all of such counterparts taken together shall constitute a single agreement. This Agreement may be amended, modified or waived only by a separate writing by the Company and you. No course of dealing between the parties shall be deemed to modify or amend any provision of this Agreement and no delay by the Company in the exercise (or partial exercise) of any of its rights and remedies shall operate as a waiver thereof.

(11) This Agreement will terminate upon the earlier to occur of (i) the purchase of shares of capital stock of the Company by you in a tender offer that is part of the Transaction, (ii) the acquisition of shares of capital stock of the Company by you in a merger that is part of the Transaction, or (iii) the second anniversary of the date hereof.

(12) This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                                *    *    *    *

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          Please acknowledge your agreement to the foregoing by countersigning this letter in the place provided below.

                                Very truly yours,

                                SEVEN-UP/RC BOTTLING COMPANY
                                OF SOUTHERN CALIFORNIA, INC.


                                By:  /s/ Bart S. Brodkin
                                     -------------------
                                Name: Bart S. Brodkin
                                Title: Chairman



Agreed to and Accepted:

DR PEPPER BOTTLING
 COMPANY OF TEXAS


By: /s/ Jim L. Turner
    -----------------

Name:  Jim L. Turner
Title:  Chairman